Exhibit 99.1
Contact:
Laurie W. Little
Valeant Pharmaceuticals
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS REPORTS
SECOND QUARTER FINANCIAL RESULTS
•	Revenue up 25%, 44% at constant exchange rates

•	Cash EPS $0.51, GAAP EPS $0.39

•	Adjusted Cash Flow from Operations $55 million, GAAP Cash Flow $44 million

•	Increased guidance for 2009 is Cash EPS $1.90 — $2.10
     ALISO VIEJO, Calif., August 4, 2009 — Valeant Pharmaceuticals International (NYSE: VRX) today announced second quarter financial results for 2009.
     “The second quarter once again demonstrated the strength of our diversified business model,” stated J. Michael Pearson, chairman and chief executive officer. “We delivered sales and earnings growth at the high end of our expectations, with all businesses and regions reporting solid results. The performance of our Branded Generic business units was particularly strong and reinforces our confidence in our growth strategies for the regions in which they operate.”
Revenues:
     Total revenue was $191.7 million in the second quarter of 2009 as compared to $153.6 million in the second quarter of 2008, an increase of 25%. As part of the company’s 2008 restructuring efforts, the company brought down its wholesaler inventory levels. The impact of this change was a planned reduction in shipments to wholesaler customers in the United States, Canada and Mexico of approximately $20 million in the second quarter of 2008. Our second quarter growth in product sales at constant currency, net of acquisitions and divestitures and inventory drawdown was 15%.
     Specialty Pharmaceutical product sales were $96.6 million in the second quarter of 2009, as compared to $64.4 million in the second quarter of 2008, an increase of 50%. Excluding the impact of acquisitions, divestitures, wholesaler inventory drawdown and currency, Specialty Pharmaceutical product sales increased 13%. Service revenue generated by the company’s Dow Pharmaceutical Sciences subsidiary (Dow) was $5.6 million in the second quarter of 2009.

Because the company acquired Dow in December 2008, no service revenue was recorded in the second quarter of 2008.
     Product sales in Branded Generics — Latin America were $36.2 million in the second quarter of 2009 as compared to $35.8 million in the same period in 2008, an increase of 1%. At constant exchange rates, product sales in Latin America in the second quarter of 2009 increased 27% as compared to the second quarter of 2008. Excluding the impact of acquisitions, divestitures, wholesaler inventory drawdown and currency, Branded Generics — Latin America product sales increased 17%.
     Product sales in Branded Generics — Europe were $34.0 million in the second quarter of 2009 as compared to $38.5 million in the same period in 2008, a decrease of 12%. At constant exchange rates, product sales in the second quarter of 2009 increased 27% as compared to the second quarter of 2008. Excluding the impact of acquisitions, divestitures, wholesaler inventory drawdown and currency, Branded Generics — Europe product sales increased 19%.
     Total alliance revenue, including $2.8 million of revenue from the GlaxoSmithKline (GSK) collaboration, increased 30% to $19.2 million in the second quarter of 2009 as compared to $14.8 million in the second quarter of 2008.
Operating Expenses/Earnings:
     The company’s cost of goods sold was 26% of product sales for the second quarter of 2009 as compared to 35% in the second quarter of 2008. The company’s cost of goods in the second quarter of 2008 was negatively impacted by increased inventory obsolescence charges and exchange rates.
     Selling, General and Administrative expenses decreased 12% in the second quarter of 2009 to $62.5 million as compared to $70.8 million in the second quarter of 2008, primarily attributable to the benefit of cost reduction activities and exchange rates, partially offset by increased costs attributable to acquisitions completed in the last twelve months.
     Research and development costs decreased 59% to $9.1 million in the second quarter of 2009 as compared to $22.6 million in the same period in 2008 primarily as a result of the company’s new leveraged R&D model.
     Income from continuing operations was $33.0 million for the second quarter of 2009, or $0.39 per diluted share, as compared to a loss from continuing operations of $52.0 million, or a loss of $0.58 per diluted share, for the second quarter of 2008. On a non-GAAP Cash EPS basis, adjusted income from continuing operations was $42.9 million, or $0.51 per diluted share, in the second quarter of 2009 as compared to adjusted income from continuing operations of $4.9 million, or $0.05 per diluted share, in the second quarter of 2008.

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     Adjusted cash flow from operations for the second quarter of 2009 was $55 million. GAAP cash flow from operations for the second quarter of 2009 was $44 million, which includes the impact of FSP APB 14-1 and acquisition transaction costs related to EMO-FARM Ltd.
Debt:
     During the second quarter of 2009, the company issued $365 million principal amount of 8.375% senior notes due 2016.
Retigabine Update:
     The company, along with its collaboration partner GSK, is still targeting a third quarter 2009 New Drug Application (NDA) submission for retigabine and is committed to completing this event in 2009. The Marketing Authorization Application (MAA) submission is targeted for one month later.
2009 Guidance:
     The company has provided an update to its previous Cash EPS target and is now targeting Cash EPS between $1.90 and $2.10 in 2009, up from prior guidance of $1.70 to $1.90. This calculation of Cash EPS will exclude certain items, such as acquisition transaction fees included within SG&A, special charges and credits including acquired IPR&D, restructuring, asset impairments and dispositions, amortization expense, gain on early extinguishment of debt, the new non-cash accounting charge for interest on the company’s convertible debt related to FSP APB 14-1, which the company adopted on January 1, 2009, and the tax effect of such charges.
Conference Call and Webcast Information:
     Valeant will host a conference call and a live Internet webcast along with a slide presentation today at 10:00 a.m. EDT (7:00 a.m. PDT) to discuss its second quarter financial results for 2009. The dial-in number to participate on this call is (877) 295-5743, confirmation code 20797641. International callers should dial (973) 200-3961, confirmation code 20797641. A replay will be available approximately two hours following the conclusion of the conference call through August 18, 2009 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 20797641. The company will webcast the conference call live over the Internet. The webcast may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.
About Valeant:
     Valeant Pharmaceuticals International (NYSE:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products

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primarily in the areas of neurology and dermatology. More information about Valeant can be found at www.valeant.com.
Forward-looking Statements:
     This press release may contain forward-looking statements, including, but not limited to, statements regarding guidance with respect to expected non-GAAP cash earnings per share, the growth and future development of the company, and the expected timing of the retigabine NDA submission. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the company’s most recent annual or quarterly report filed with the Securities and Exchange Commission, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.
Non-GAAP Information:
     To supplement the consolidated financial results prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as acquisition transaction fees included within SG&A, special charges and credits including acquired IPR&D, restructuring, asset impairments and dispositions, amortization expense, gain on early extinguishment of debt, the new non-cash accounting charge for interest on the convertible debt related to FSP APB 14-1, which the company adopted on January 1, 2009, and the non-GAAP tax effect of such charges. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures can be found in the table below. The company has provided guidance with respect to Cash Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding certain items, such as acquisition transaction fees included within SG&A, special charges and credits including acquired IPR&D,

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     restructuring, asset impairments and dispositions, amortization expense, gain on early extinguishment of debt, the new non-cash accounting charge for interest on the company’s convertible debt related to FSP APB 14-1 and the tax effect of such charges. The company has not provided a reconciliation of these forward-looking non-GAAP financial measures due to the difficulty in forecasting and quantifying the exact amount of the items excluded from the non-GAAP financial measures that will be included in the comparable GAAP financial measures.
     Financial Tables, including a reconciliation of GAAP to non-GAAP financial measures, follow.
###

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Valeant Pharmaceuticals International	Table 1
Statement of Income
For the Three and Six Months Ended June 30, 2009 and 2008

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share data)	2009	2008	% Change	2009	2008	% Change
Product sales	$166,865	$138,751	20%	$319,698	$277,961	15%
Service revenue	5,606	—	NM	12,344	—	NM
Alliance revenue (a)	19,227	14,805	30%	37,579	27,578	36%

Total revenues	191,698	153,556	25%	369,621	305,539	21%

Cost of goods sold	42,750	47,874	-11%	82,447	83,629	-1%
Cost of services	5,337	—	NM	9,663	—	NM
Selling, general and administrative (“SG&A”)	62,535	70,772	-12%	126,751	140,211	-10%
Research and development costs, net	9,145	22,567	-59%	17,880	51,861	-66%
Special charges and credits including acquired in-process research and development (b)	1,974	—	NM	1,974	—	NM
Restructuring, asset impairments and dispositions	1,694	13,957	NM	2,905	767	NM
Amortization expense	17,105	12,799	34%	34,109	26,128	31%

	140,540	167,969	-16%	275,729	302,596	-9%

Income (loss) from operations	51,158	(14,413)		93,892	2,943
Interest expense, net	(7,826)	(8,089)		(14,004)	(16,749)
Gain on early extinguishment of debt	2,777	—		7,376	—
Other income (expense), net including translation and exchange	(647)	(300)		564	(1,833)

Income (loss) from continuing operations before income taxes	45,462	(22,802)		87,828	(15,639)

Provision for income taxes	12,427	29,215		23,996	33,874

Income (loss) from continuing operations	33,035	(52,017)		63,832	(49,513)

Income (loss) from discontinued operations, net	(175)	(26,313)		223	(23,020)

Net income (loss)	$32,860	$(78,330)		$64,055	$(72,533)

Earnings per share:

Basic:
Income (loss) from continuing operations	$0.40	$(0.58)		$0.77	$(0.55)
Discontinued operations	—	(0.29)		—	(0.26)

Basic earnings (loss) per share	$0.40	$(0.87)		$0.77	$(0.81)

Shares used in per share computation	82,794	89,802		82,733	89,696

Diluted:
Income (loss) from continuing operations	$0.39	$(0.58)		$0.76	$(0.55)
Discontinued operations	—	(0.29)		0.01	(0.26)

Diluted earnings (loss) per share	$0.39	$(0.87)		$0.77	$(0.81)

Shares used in per share computation	83,673	89,802		83,566	89,696

(a)	Alliance revenue for the three and six months ended June 30, 2009 relates to ribavirin royalty of $12.6 million and $25.8 million, alliance revenue from the GSK collaboration of $2.8 million and $6.1 million and dermatology royalties of $3.8 million and $5.7 million, respectively. Alliance revenue for the three and six months ended June 30, 2008 includes ribavirin royalties of $14.8 million and $27.5 million, respectively and in the six months ended June 30, 2008 a $0.1 million payment from an unrelated third party for a license to certain intellectual property assets.

(b)	Special charges and credits including acquired in-process research and development for the three and six months ended June 30, 2009 relates primarily to the acquisition of product rights to market Opana in Canada, Australia and New Zealand.

Valeant Pharmaceuticals International	Table 2
Reconciliation of GAAP EPS to Cash EPS
For the Three and Six Months Ended June 30, 2009 and 2008

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2009	2008	2009	2008
Income (loss) from continuing operations	$33,035	$(52,017)	$63,832	$(49,513)

Non-GAAP adjustments (a):
Acquisition transaction fees	909	—	909	—
Special charges and credits including acquired in-process research and development	1,974	—	1,974	—
Restructuring, asset impairments and dispositions	1,694	13,957	2,905	767
Amortization expense	17,105	12,799	34,109	26,128

	21,682	26,756	39,897	26,895
FSP APB 14-1 interest	2,695	3,725	6,174	7,379
Gain on early extinguishment of debt	(2,777)	—	(7,376)	—
Tax	(11,715)	26,420	(21,552)	27,091

Total adjustments	9,885	56,901	17,143	61,365

Adjusted income from continuing operations	$42,920	$4,884	$80,975	$11,852

GAAP earnings (loss) per share — diluted	$0.39	$(0.58)	$0.76	$(0.55)

Cash earnings per share — diluted	$0.51	$0.05	$0.97	$0.13

Shares used in diluted per share calculation — GAAP earnings (loss) per share	83,673	89,802	83,566	89,696

Shares used in adjusted diluted per share calculation — Cash earnings per share	83,673	90,876	83,566	90,561

(a)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as acquisition transaction fees included within SG&A, special charges and credits including acquired in-process research and development, restructuring, asset impairments and dispositions, amortization expense, FSP APB 14-1 interest, gain on early extinguishment of debt and the non-GAAP tax effect of such charges. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
This table includes Cash Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding acquisition transaction fees included within SG&A, special charges and credits including acquired in-process research and development, restructuring, asset impairments and dispositions, amortization expense, FSP APB 14-1 interest, gain on early extinguishment of debt and the non-GAAP tax effect of such charges.

Valeant Pharmaceuticals International	Table 3
Statement of Revenue — by Segment
For the Three and Six Months Ended June 30, 2009 and 2008
(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008	% Change	2009	2008	% Change
Revenue
Specialty pharmaceuticals
U.S.
Dermatology (a)	$29,486	$15,360	92%	$60,454	$42,993	41%
Neurology & Other	41,841	25,436	64%	77,852	56,366	38%

Total U.S. (a)	71,327	40,796	75%	138,306	99,359	39%
Canada	15,831	13,911	14%	30,319	27,624	10%
Australia (a)	9,475	7,426	28%	14,321	11,660	23%

	96,633	62,133	56%	182,946	138,643	32%
Divested business	—	2,280	NM	—	5,784	NM

Specialty pharmaceuticals product sales	96,633	64,413	50%	182,946	144,427	27%
Services and alliance revenue	12,196	—	NM	24,101	—	NM

Total specialty pharmaceuticals revenue	108,829	64,413	69%	207,047	144,427	43%

Branded generics — Latin America product sales	36,200	35,838	1%	67,382	57,081	18%
Branded generics — Europe product sales (a)	34,032	38,500	-12%	69,370	76,453	-9%

Alliances (ribavirin royalties)	12,637	14,805	-15%	25,822	27,578	-6%

Total revenue	$191,698	$153,556	25%	$369,621	$305,539	21%

Total product sales included above	$166,865	$138,751	20%	$319,698	$277,961	15%
Currency impact and revenue excluding currency impact (b)(c)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
		2009				2009
	2009	excluding			2009	excluding
	currency	currency		%	currency	currency		%
	impact	impact	2008	Change	impact	impact	2008	Change
Specialty pharmaceuticals
U.S.	$—	$71,327	$40,796	75%	$—	$138,306	$99,359	39%
Canada	2,456	18,287	13,911	31%	5,868	36,187	27,624	31%
Australia	2,283	11,758	7,426	58%	4,049	18,370	11,660	58%

	4,739	101,372	62,133	63%	9,917	192,863	138,643	39%
Divested business	—	—	2,280	NM	—	—	5,784	NM

Specialty pharmaceuticals product sales	4,739	101,372	64,413		9,917	192,863	144,427
Services and alliance revenue	271	12,467	—	NM	537	24,638	—	NM

Total specialty pharmaceuticals revenue	5,010	113,839	64,413	77%	10,454	217,501	144,427	51%

Branded generics — Latin America product sales	9,338	45,538	35,838	27%	19,406	86,788	57,081	52%
Branded generics — Europe product sales	15,046	49,078	38,500	27%	28,961	98,331	76,453	29%

Alliances (ribavirin royalties)	—	12,637	14,805	-15%	—	25,822	27,578	-6%

Total revenue	$29,394	$221,092	$153,556	44%	$58,821	$428,442	$305,539	40%

Total product sales included above	$29,123	$195,988	$138,751	41%	$58,284	$377,982	$277,961	36%

(a)	Product sales in the U.S., Australia and Branded generics — Europe in the three months ended June 30, 2009 include the sales of products acquired in the fourth quarter of 2008 from Coria in the U.S. and DermaTech in Australia, and products acquired in the second quarter 2009 from Emo-Farm in Branded generics — Europe of $9.3 million, $2.2 million and $2.3 million, and $19.2 million, $3.7 million and $2.3 million in the six months ended June 30, 2009, respectively.

(b)	Note: Currency effect for constant currency sales is determined by comparing 2009 reported amounts adjusted to exclude currency impact, calculated using 2008 monthly average exchange rates, to the actual 2008 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

(c)	See footnote (a) to Table 2.

Valeant Pharmaceuticals International	Table 4
Statement of Cost of Goods Sold and Non-GAAP Operating Income — by Segment
For the Three and Six Months Ended June 30, 2009 and 2008
(In thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
		% of		% of		% of		% of
		product		product		product		product
	2009	sales	2008	sales	2009	sales	2008	sales
Cost of goods sold
Specialty pharmaceuticals	$18,181	19%	$16,168	25%	$33,544	18%	$29,667	21%
Branded generics — Latin America	9,598	27%	14,517	41%	17,496	26%	23,545	41%
Branded generics — Europe	14,984	44%	18,136	47%	31,401	45%	31,298	41%

Corporate	(13)		(947)		6		(881)

	$42,750	26%	$47,874	35%	$82,447	26%	$83,629	30%

Non-GAAP operating income excluding currency impact (a)(b)

	Three Months Ended
	June 30,
				2009
			2009	excluding
		% of	currency	currency	% of		% of
	2009	revenue	impact	impact	revenue	2008	revenue
Specialty pharmaceuticals	$49,843	46%	$1,716	$51,559	45%	$(3,888)	-6%
Branded generics — Latin America	14,627	40%	3,860	18,487	41%	6,265	17%
Branded generics — Europe	8,196	24%	3,198	11,394	23%	6,755	18%

	72,666	41%	8,774	81,440	39%	9,132	7%

Alliances & Corporate	174		—	174		3,211

	$72,840	38%	$8,774	$81,614	37%	$12,343	8%

	Six Months Ended
	June 30,
				2009
			2009	excluding
		% of	currency	currency	% of		% of
	2009	revenue	impact	impact	revenue	2008	revenue
Specialty pharmaceuticals	$94,084	45%	$3,936	$98,020	45%	$4,539	3%
Branded generics — Latin America	27,614	41%	8,266	35,880	41%	4,876	9%
Branded generics — Europe	17,294	25%	6,521	23,815	24%	19,774	26%

	138,992	40%	18,723	157,715	39%	29,189	11%

Alliances & Corporate	(5,203)		—	(5,203)		649

	$133,789	36%	$18,723	$152,512	36%	$29,838	10%

(a)	See footnote (a) to Table 2 and footnote (b) to Table 3.

(b)	Non-GAAP operating income of $72.8 million and $133.8 million for the three and six months ended June 30, 2009 excludes the following GAAP items from GAAP operating income of $51.2 million and $93.9 million: acquisition transaction fees included within SG&A of $0.9 million and $0.9 million, special charges and credits including acquired in-process research and development of $2.0 million and $2.0 million, restructuring, asset impairments and dispositions of $1.7 million and $2.9 million and amortization expense of $17.0 million and $34.1 million, respectively. Non-GAAP operating income of $12.3 million and $29.8 million for the three and six months ended June 30, 2008 excludes the following GAAP items from GAAP operating income (loss) of ($14.4) million and $2.9 million: restructuring, asset impairments and dispositions of $13.9 million and $0.8 million and amortization expense of $12.8 million and $26.1 million, respectively.

Valeant Pharmaceuticals International	Table 5
Consolidated Balance Sheet and Other Data
(In thousands)

	As of	As of
	June 30,	December 31,
	2009	2008
Cash
Cash and cash equivalents	$345,620	$199,582
Marketable securities	107,359	19,193

Total cash and marketable securities	$452,979	$218,775

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Other Data
Cash flow provided by (used in):

Operating activities, continuing operations (GAAP)	$44,461	$5,631	$82,283	$56,057
Effect of FSP APB 14-1 (a)(b)	9,710	—	22,987	—
Acquisition transaction fees (a)(b)	866	—	866	—

Operating activities, continuing operations (Non-GAAP) (a)(b)	55,037	5,631	106,136	56,057

Operating activities, discontinued operations	(285)	3,103	(2,434)	(4,354)

Investing activities (GAAP) (c)	(151,028)	(48,788)	(187,594)	87,717
Acquisition transaction fees (a)(b)	(866)	—	(866)	—

Investing activities (Non-GAAP) (a)(b)(c)	(151,894)	(48,788)	(188,460)	87,717

Financing activities (GAAP) (c)	305,512	902	261,775	554
Effect of FSP APB 14-1 (a)(b)	(9,710)	—	(22,987)	—

Financing activities (Non-GAAP) (a)(b)(c)	295,802	902	238,788	554

Effect of exchange rate changes on cash and cash equivalents (c)	7,051	7,355	(7,992)	16,961

Net increase (decrease) in cash and cash equivalents (c)	205,711	(31,797)	146,038	156,935
Net increase in marketable securities (c)	101,429	62,522	88,166	31,562

Net increase in cash and marketable securities (c)	$307,140	$30,725	$234,204	$188,497

(a)	See footnote (a) to Table 2.

(b)	Cash flow for the three and six months ended June 30, 2009 includes $9.7 million and $23.0 million, respectively relating to payments of accreted interest on long-term debt and notes payable made during these periods as determined by and pursuant to FSP APB 14-1, as well as $0.9 million in both the three and six months ended June 30, 2009 for acquisition transaction fees related to the purchase of Emo-Farm.

(c)	Includes results from discontinued operations.

Three months ended
June 30, 2009
GSK Collaboration — Retagibine
Valeant SG&A	$56
Valeant R&D	5,477

5,533
GSK incurred cost	7,976

$13,509

Equalization (difference between individual partner costs and 50% of total)	$(1,222)

	Three months ended June 30, 2009
		Alliance
	Balance sheet	revenue	SG&A	R&D
Accounting impact

Upfront payment from GSK	$125,000	$—	$—	$—
Release from upfront payment in prior quarters	(20,926)	—	—	—
Incurred cost in current quarter	—	—	56	5,477
Release from upfront payment in current quarter	(9,555)	(2,800)	(295)	(6,460)

Remaining upfront payment from GSK	$94,519	—	—	—

Equalization payable to GSK	$(1,222)	—	239	983

		$(2,800)	$—	$—

Valeant Pharmaceuticals International	Supplemental Table
Reconciliation of Product Sales Excluding Acquisitions, Divestitures, Estimated Wholesaler Inventory Reductions and Currency Impact
For the Three Months Ended June 30, 2009 and 2008
(In thousands)

	Three Months Ended				Three Months Ended
	June 30, 2009				June 30, 2008
								2008	Q2 2009 growth at
				2009			2008	excluding	constant currency, net
		2009		excluding			estimated	divestiture	of acquisitions, 2008
		acquisition	2009	currency &			wholesaler	&	divestitures, &
	2009	impact at	currency	acquisition	2008	2008	inventory	wholesaler	estimated wholesaler
	as reported	2009 rates	impact	impact	as reported	divestitures	reductions	impact	inventory reductions
Specialty pharmaceuticals
U.S.	71,327	$(9,266)	$—	$62,061	$40,796	$—	$15,000	$55,796
Canada	15,831	—	2,456	18,287	13,911	—	2,000	15,911
Australia	9,475	(2,253)	1,746	8,968	7,426	—	—	7,426

	96,633	(11,519)	4,202	89,316	62,133	—	17,000	79,133	13%
Divested business	—	—	—	—	2,280	(2,280)	—	-

Specialty pharmaceuticals product sales	96,633	(11,519)	4,202	89,316	64,413	(2,280)	17,000	79,133

Branded generics — Latin America product sales	36,200	—	9,338	45,538	35,838	—	3,000	38,838	17%
Branded generics — Europe product sales	34,032	(2,297)	13,947	45,682	38,500	—	—	38,500	19%

Total product sales	$166,865	$(13,816)	$27,487	$180,536	$138,751	$(2,280)	$20,000	$156,471	15%

See footnote (a) to Table 2.